                                                                EXHIBIT 10 (ooo)
                           ADVANCING PROMISSORY NOTE
                           CONVERTING TO A TERM NOTE
                                 (this "Note")

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   U.S. $2,250,000.00                     September 14, 1994 (the "DATE")
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
 ACCOUNT NUMBER:      NOTE NUMBER:    RENEWAL CODE:       ANALYST:      OFFICER:

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
     ON OR BEFORE October 1, 2000 ("Stated Maturity Date"), FOR VALUE RECEIVED, WETMORE & COMPANY (the "Maker", jointly and severally if more than one), promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Payee") at its banking house at 712 Main Street, P.O. Box 2558 Houston, Harris County, TX 77252 or at such other location as Payee may designate, in lawful money of the United States of America, the sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100THS UNITED STATES DOLLARS (U.S. $2,250,000.00) (the "Maximum Amount of Note") or the aggregate unpaid amount of all advances or loans ("Loans") hereunder, whichever is the lesser amount, together with interest on the said principal or so much thereof as may from time to time be advanced and outstanding hereunder computed from the date of each Loan until the maturity hereof (howsoever brought about). Each Loan shall be due and payable on the Maturity Date agreed to by the Payee and the Maker with respect to such Loan (the "Maturity Date"). Subject to the limitations set forth herein, Maker may borrow and repay hereunder and there is no limitation on the number of Loans made hereunder prior to the Advance Termination Date (as
                               -------------------------------------
hereinafter defined) so long as the total unpaid principal amount at anytime outstanding does not exceed the Maximum Amount of Note.

        The Loans may be either, Alternate Base Rate Loans (as hereinafter defined) or Eurodollar Loans (as hereinafter defined).

        The Maker shall pay interest on each Alternate Base Rate Loan for the Interest Period (as hereinafter defined) with respect thereto at a rate per annum equal to the lesser of: (i) the Alternate Base Rate (as hereinafter defined) in effect from time to time plus one half percent (1/2%) (the "Effective Alternate Base Rate"); or (ii) the Highest Lawful Rate (as hereinafter defined), which interest shall be due and payable on the first day of each month.

        The Maker shall pay interest on each Eurodollar Loan for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of: (i) the Eurodollar Rate (as hereinafter defined) plus three percent (3%) (the "Effective Eurodollar Rate"); or (ii) the Highest Lawful Rate, which interest shall be due and payable on the first day of each month.

        Any amount not paid when due with respect to principal (whether at Maturity Date, by acceleration or otherwise), costs, expenses, and to the extent permitted by applicable law, interest, shall bear interest at a rate per annum equal to the lesser of: (i) the Alternate Base Rate in effect from time to time plus five percent (5%); or (ii) the Highest Lawful Rate, which interest shall be due and payable on demand. The principal of any Loan shall be deemed past due if not paid on or before the Maturity Date or any earlier maturity date resulting from acceleration in accordance with the terms of this Note or as provided by law or otherwise. Interest accrued and unpaid with respect to any Loan shall be deemed past due if not paid on or before the applicable interest payment due date as provided for herein.

        Notwithstanding the foregoing, if at any time the effective rate of interest which would otherwise be payable on any Loan evidenced by this Note exceeds the Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of such Loan during all such times shall be limited to the Highest Lawful Rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the Highest Lawful Rate until the total amount of interest accrued on the unpaid principal balance of such Loan equals the total amount of interest which would have accrued if the Effective Alternate Base Rate, or Effective Eurodollar Rate, whichever is applicable, had at all times been in effect.

        Each Loan shall be in an amount not less than $100,000.00 and an integral multiple of $100,000.00. Interest with respect to Alternate Base Rate Loans shall be calculated on the basis of a 365 day year or 366 day year, as the case may be, for the actual number of days elapsed. Interest with respect to Eurodollar Loans shall be calculated on the basis of a 360 day year for the actual days elapsed, unless such calculation would result in a usurious interest rate, in which case such interest shall be calculated on the basis of a 365 day or 366 day year, as the case may be.

        The following terms shall have the respective meanings indicated:

        "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the greatest of: (a) the Prime Rate in effect on such day; (b) the Base CD Rate in effect on such day plus 1%; and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum determined from time to time by the Payee as its prime rate in effect at its principal office in Houston, Texas and thereafter entered in the minutes of its Loan and Discount Committee; each change in the Prime Rate shall be effective on the date such change is determined; without special notice to the Maker or any other person or entity. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED TO ANY CUSTOMER AND ANY STATEMENT, REPRESENTATION OR WARRANTY IN THAT REGARD OR TO THAT EFFECT IS EXPRESSLY DISCLAIMED BY PAYEE. PAYEE MAY MAKE LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE. "Base CD Rate" shall mean an interest rate per annum determined by the Payee to be the sum of: (a) the rate per annum obtained by dividing: (i) the Three-Month Secondary CD Rate by (ii)
                       --------
     Statutory Reserves; plus (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Payee of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Payee from three New York City negotiable certificate of deposit dealers of recognized standing selected by Payee. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Payee from three Federal funds brokers of recognized standing selected by Payee. If for any reason the Payee shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Payee to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

        "Alternate Base determined by reference to the Alternate Base Rate.

Advancing Promissory Note
Converting to a Term Note
Wetmore & Company
September 14, 1994

        "Assessment Rate" means, for any date, the annual rate (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) most recently estimated by the Payee as the then current net annual assessment rate that will be employed in determining amounts payable by the Payee to the Federal Deposit Insurance Corporation for insurance by the Corporation of time deposits made in dollars at its domestic offices.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

        "Borrowing Date" means any Business Day on which the Payee shall make a Loan hereunder.

        "Business Day" means a day: (i) on which the Payee and commercial banks in New York City are generally open for business; and (ii) with respect to Eurodollar Loans, on which dealings in United States Dollar deposits are carried out in the Eurodollar interbank markets.

        "Eurodollar Lending Office" means the office of the Payee located at 712 Main Street, Houston, Texas, or such other office of the Payee as the Payee may from time to time specify to the Maker.

        "Eurodollar Loan" means a Loan which bears interest at a rate determined by reference to the Eurodollar Rate.

        "Eurodollar Rate" means, for each Eurodollar Loan, an interest rate per annum determined by the Payee by dividing: (i) the rate per annum
                                      --------
     determined by the Payee at or before 10:00 a.m. (Houston time) (or as soon thereafter as practicable) two Business Days before the first day of such Interest Period to be the rate per annum at which deposits of dollars are offered to the Payee by prime banks in whatever Eurodollar interbank market may be selected by the Payee in its sole discretion, acting in good faith, at the time of determination and in accordance with the usual practice in such market for delivery on the first day of such Interest Period in immediately available funds and for a period equal to such Interest Period and in an amount substantially equal to the amount of the Payee's Eurodollar Loan during such Interest Period; by (ii) Statutory Reserves.

        "Highest Lawful Rate" as used herein shall mean the maximum nonusurious interest rate permitted from time to time to be contracted for, taken, reserved, charged or received on any Loan under applicable federal or Texas laws, whichever permits the higher lawful rate; provided, however, that in the event: (i) such maximum nonusurious rate in effect on the date of such Loan; and (ii) applicable law permits contracting for, taking, reserving, charging, and receiving on such Loan throughout the duration thereof the maximum nonusurious rate in effect on the date such Loan was made, then and at all such times the Highest Lawful Rate shall be the maximum nonusurious rate permitted to be contracted for, taken, reserved, charged or received on such Loan under applicable law in effect on the date of such Loan. At all such times, if any, as Texas law shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Tex. Rev. Civ. Stat. art. 5069-1.04) from time to time in effect.

        "Interest Period" means, with respect to any Loan, the period commencing on the Borrowing Date and ending on the Maturity Date, consistent with the following provisions. The duration of each Interest Period shall be: (a) in the case of an Alternate Base Rate Loan, a period of up to the Stated Maturity Date; and (b) in the case of a Eurodollar Loan, 1, 2, 3 or 6 months; in each case as selected by the Maker and agreed to by the Payee at Payee's sole discretion. The Maker's choice of Interest Period is also subject to the following limitations: (i) No Interest Period shall end on a date after the Stated Maturity Date; and (ii) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a Eurodollar Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business Day).

        "Statutory Reserves" shall mean the difference (expressed as a decimal)
                                            ----------
     of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Payee is subject: (a) with respect to the CD Rate, for new negotiable time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period; and (b) with respect to the Eurodollar Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Payee under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        Any Loan which the Payee agrees to make hereunder shall be made on the Maker's irrevocable notice, given not later than 10:00 A.M. (Houston time) on, in the case of Eurodollar Loans, the third Business Day prior to the proposed Borrowing Date or, in the case of Alternate Base Rate Loans, the first Business Day prior to the proposed Borrowing Date, from the Maker to the Payee. Each such notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and shall specify: (i) the requested amount of such Loan; (ii) the proposed Borrowing Date; (iii) whether the requested Loan is to be an Alternate Base Rate Loan, or Eurodollar Loan; and (iv) the Interest Period for such Loan. If any Notice of Requested Borrowing shall be oral, the Maker shall deliver to the Payee prior to the Borrowing Date a confirmatory written Notice of Requested Borrowing.

        If at any time the Payee determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Payee or its foreign branch or branches to maintain or fund any Loan by means of dollar deposits obtained in any Eurodollar interbank market (any of the above being described as a "Eurodollar Event"), then, at the option of the Payee, the aggregate principal amount of the Payee's Eurodollar Loans then outstanding, which Loans are directly affected by such Eurodollar Event, shall be prepaid by the Maker. Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, the Payee may exercise its aforesaid option by giving written notice thereof to the Maker.

        Any prepayment of any Eurodollar Loan which is required under the preceding paragraph shall be made, together with accrued and unpaid interest and all other amounts payable to the Payee under this Note with respect to such prepaid Eurodollar Loan on the date stated in the notice to the Maker referred to above, which date ("required prepayment date") shall be not less than 15 days from the date of such notice. If any Eurodollar Loan is required to be prepaid under the preceding paragraph, the Payee shall make on the required prepayment date an Alternate Base Rate Loan in the same principal amount and with an Interest Period ending on the same day as the Eurodollar Loan so prepaid.

Advancing Promissory Note
Converting to a Term Note
Wetmore & Company
September 14, 1994

        If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law): (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any such Loan (excluding those for which the Payee if fully compensated pursuant to adjustments made in the definition of the CD Rate) or against assets of, deposits with or for the account of, or credit extended or committed by, the Payee; or (b) imposes on the Payee or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates or deposit any other condition affecting any such Loan; and the result of any of the foregoing is to impose a cost to the Payee of agreeing to make, funding or maintaining any such Loan or to reduce the amount of any sum receivable by the Payee in respect of any such Loan, then the Payee may notify the Maker in writing of the happening of such event and Maker shall upon demand pay to the Payee such additional amounts as will compensate the Payee for such costs. Without prejudice to the survival of any other agreement of the Maker under this Note, the obligations of the Maker under this paragraph shall survive the termination of this Note.

        The Maker may on any Business Day prepay the outstanding principal amount of any Alternate Base Rate Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. Partial prepayments shall be in an aggregate principal amount of $100,000.00 or a greater integral multiple of $100,000.00. Except as specified in this paragraph, the Maker shall have no right to prepay any Loan.

        The Maker will indemnify the Payee against, and reimburse the Payee on demand for, any loss, cost or expense incurred or sustained by the Payee (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Payee to fund or maintain Loans bearning interest at the Eurodollar Rate) as a result of: (a) any payment or prepayment (whether permitted by the Payee or required hereunder or otherwise) of all or a portion of any Eurodollar Loan on a day other than Maturity Date of such Loan; (b) any payment or prepayment, whether required hereunder or otherwise, of any Eurodollar Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or (c) the failure of any Eurodollar Loan to be made by the Payee due to any action or inaction of the Maker. For purposes of this paragraph, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by the Payee to fund or maintain Loans bearing interest at the Eurodollar Rate shall be calculated as the remainder obtained by subtracting:
(i) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury in an amount equal or comparable to such Loan for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Interest Period; from (ii) the interest payable at the Eurodollar Rate for the period commencing on the date of such payment, prepayment or change of rate and ending on the last day of such Interest Period. Such funding losses and other costs and expenses shall be calculated and billed by the Payee and such bill shall, as to the costs incurred, be conclusive absent manifest error.

        If after the date of this Note, adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Payee with any request or directive regarding capital adequacy, (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Payee's capital as a consequence of making any Loans hereunder to a level below that which the Payee could have achieved but for such adoption, change or compliance (taking into consideration the Payee's policies with respect to capital adequacy) by an amount deemed by the Payee in good faith to be material, then from time to time, the Maker shall pay to the Payee such additional amount or amounts as will compensate the Payee for such reduction.

        A certificate of the Payee setting forth such amount or amounts as shall be necessary to compensate the Payee as specified in the immediately preceding paragraphs above shall be delivered as soon as practicable to the Maker and shall be conclusive and binding, absent manifest error. The Maker shall pay the Payee the amount shown as due on any such certificate within 15 days after Payee delivers such certificate. In Preparing such certificate, the Payee may employ such assumptions and allocations of cost and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

        It is the intention of Maker and Payee to comply with usury laws in force in the State of Texas and in the United States of America as applicable. Anything in this Note to the contrary notwithstanding, the Maker shall never be required to pay unearned interest on this Note and shall never be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Note to a rate in excess of the Highest Lawful Rate, then: (i) the amount of interest which would otherwise be payable under this Note shall be reduced to the amount allowed under applicable law; and (ii) any unearned interest paid by the Maker or any interest paid by the Maker in excess of the Highest Lawful Rate shall, at the option of the holder of this Note, be either refunded to the Maker or credited on the principal of this Note. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Payee or any holder of this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to the Payee (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated terms of the Loans evidenced by this Note all interest at any time contracted for, charged or received by the Payee in connection therewith.

     To the extent Texas law shall be controlling, to determine the Highest Lawful Rate, the Payee has elected the "indicated" (weekly) ceiling as defined in the Texas Credit Code (Texas Revised Civil Statues Article 5069-1.04) or as same may be hereafter amended, and to the extent other law shall be controlling, the Highest Lawful Rate shall be the maximum nonusurious rate of interest allowed by such applicable law. It is expressly agreed that the Payee may from time to time, as to current and future balances, elect and implement any other ceiling under such Code and/or revise the index, formula or provisions of law used to compute the rate on this open-end account by notice to the Maker, if and to the extent permitted by, and in the manner provided in, such Code.

     In addition to all principal and accrued interest on this Note, the Maker agrees to pay: (a) all reasonable costs and expenses incurred by the Payee and all owners and holders of this Note in collecting this Note through probate, reorganization, bankruptcy or any other proceeding; and (b) reasonable attorney's fees if and when this Note is placed in the hands of an attorney for collection.

     The unpaid principal balance of this Note at any time shall be the aggregate amounts of Loans by the Payee or holder hereof, less the amount of all payments or prepayments of principal made hereon by or for the Maker. Absent manifest error, the records of the Payee or any subsequent holder shall be conclusive as to amounts owed, both principal and accrued interest, hereunder. Subject to the terms and conditions of this Note and the Credit Agreement (as defined below), and provided that there is no default, Maker may use all or any part of the credit provided for herein at any time before September 14, 1995 (the "Advance Termination Date") and may borrow and repay but not reborrow hereunder prior to the Advance Termination Date and there is no limitation on the number of Loans made hereunder so long as the aggregate amount of Loans advanced prior to the Advance Termination Date does not exceed the Maximum Amount of Note. After the Advance Termination Date, Loans may only be rolled over into another Interest Period but may not be reborrowed and repayed. Maker shall at all times have enough Alternate Base Rate Loans to make its due and payable principal payment as hereinafter required and set forth.

Advancing Promissory Note
Converting to a Term Note
Wetmore & Company
September 14, 1994

     Advances against this Note by the Payee or other owner or holder hereof shall be governed by the terms and conditions hereof, and that one certain credit agreement by and between Payee and Maker dated September 14, 1994, including any amendments, modifications, supplements thereto and restatements thereof (the "Credit Agreement").

     Accrued interest shall be due and payable monthly, beginning on October
14, 1994, and continuing on the 14th day of each month thereafter and at the maturity when all unpaid principal and accrued and unpaid interest shall be finally due and payable. After the Advance Termination Date the principal advanced and outstanding shall be due in 60 substantially equal monthly installments determined by dividing the amount of principal outstanding on the Advance Termination Date by 60, each such payment to be due on the 14th day of each month beginning on October 14, 1995 and continuing thereafter until the Stated Maturity Date. In addition to principal installments due hereunder, accrued and unpaid interest is due on the same dates as and when principal payments are due. All remaining unpaid principal and accrued and unpaid interest are finally due on the Stated Maturity Date.

     If Payee exercises its right to accelerate the maturity of this Note following default, any tender of payment of the amount necessary to satisfy the entire debt evidenced hereby made thereafter by or on behalf of Maker shall constitute an evasion of the prepayment charge provisions of this Note, shall be deemed to be a voluntary prepayment and shall, to the extent not prohibited or sanctioned by applicable law, be accompanied by payment of the amount required to be paid under voluntary prepayments.

     All payments and prepayments hereon may, at the Payee's sole option, be applied to accrued interest, to principal, or to both. Maker and each and all comakers, endorsers, guarantors and sureties severally waive notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and diligence in collecting this Note and all other demands and notices, and consent and agree that their liabilities and obligations shall not be released or discharged by any or all of the following, whether with or without notice to them or any of them, and whether before or after the Stated Maturity Date: (i) extensions of the time of payment hereof; (ii) renewals hereof; (iii) acceptances of partial payments; (iv) releases or substitutions of the collateral; and (v) the failure, if any, to perfect or maintain perfection of any security interest in the collateral. The Maker and each comaker, endorser, guarantor and surety hereof also agree that acceptance of any partial payment shall not constitute a waiver and that waiver of any default shall not constitute waiver of any prior or subsequent default. As used herein, where appropriate, the neuter gender includes the feminine and the masculine and the singular number includes the plural number.

     The term "Loan Documents" shall refer to this Note, the Credit Agreement, and any security agreements executed as security for this Note and all such other written agreements, guaranties, documents, instruments and other writings required by Payee and executed and delivered to Payee in connection with or in any way related to this Note or any security for the Note.

     If any of the following events ("Events of Default") shall occur, then the Payee may do any or all of the following, subject to the Cure Period set forth in the Credit Agreement: Remedies: (i) cease to make advances hereunder; (ii)
                         --------
declare this Note to be, and thereupon the principal balance of this Note shall forthwith become, immediately due and payable, together with all accrued and unpaid interest thereon and all other obligations and indebtedness of the Maker under the Loan Documents, without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (iii) set off, in any order, against the indebtedness of the Maker under the Loan Documents any debt owning by the Payee to any Maker, including, but not limited to, any deposit account, which right is hereby granted by Maker to the Payee; and (iv) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise: Events of Default: (a) Maker shall
                                           -----------------
fail to pay any principal of or interest on this Note or any other obligation under any Loan Document as and when due; or (b) any representation or warranty made in connection with any of the Loan Documents shall prove to have been incorrect, false or misleading; or (c) default shall occur in the punctual and complete performance of any covenant of Maker or any guarantor contained in any Loan Document; or (d) the occurrence of an event of default under any Loan Document; or (e) final judgment for the payment of money shall be rendered against Maker and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or (f) any order shall be entered in any proceeding against Maker decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or (g) Maker shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, insolvency, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed or any such proceeding shall be commenced against Maker and Maker, by any act or omission, shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of Maker or granting relief to Maker or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days; or Maker shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or (h) a material adverse change shall occur in the assets, liabilities, financial condition, business or affairs of Maker.

     The Maker warrants and represents to the Payee, and to all other owners and/or holders of any indebtedness evidenced hereby, that: (i) evidenced by this Note are and shall be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use as such terms are used in Chapter One of the Texas Credit Code (ii) no amounts advanced hereunder shall be used for the purchase or carrying of any margin stock as that term is defined in Regulation "U" of the board of Governors of the Federal Reserve System. Notwithstanding anything contained herein or in any other Loan Document, if this is a consumer credit obligation (as defined or described in 12 C.F.R. 227, Regulation AA, promulgated by the Federal Reserve Board), the security for this credit obligation shall not extend to any non-possessory security interest in household goods (as defined in Regulation AA) other than a purchase money security interest, and no waiver of any notice contained herein or therein shall be construed under any circumstances to extend to any waiver of notice prohibited by Regulation AA.

     The Maker and the Payee expressly agree, pursuant to Article 15.10 (b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not apply to this Note or to any advance evidenced by this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE HAS BEEN ENTERED INTO IN HARRIS COUNTY, TEXAS, SHALL BE PERFORMABLE FOR ALL PURPOSES IN SUCH COUNTY AND THE MAKER AND THE PAYEE AGREE THAT SUCH COUNTY IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY THE MAKER OR THE PAYEE, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST THE MAKER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY. THE MAKER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE MAKER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE IN ACCORDANCE WITH APPLICABLE LAW. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE PAYEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PAYEE TO BRING ANY ACTION OR PROCEEDING AGAINST THE MAKER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS OR VENUES.

Advancing Promissory Note
Converting to a Term Note
Wetmore & Company
September 14, 1994

     The Payee and any subsequent owner or holder hereof reserves the right, in its sole discretion, without notice to the Maker, to sell participations or assigns its interest or both, in all or any part of this Note or the advances hereunder.

     Each Maker and cosigner represents and warrants to Payee that if it is not a natural person, it is duly organized and validly existing and in good standing under the laws of the state of its incorporation or organization; has full power to own its properties and to carry on its business as now conducted; and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable; and has not commenced any dissolution proceedings. Each Maker and cosigner represent and warrants that if it conducts business under an assumed business or professional name it has properly filed Assumed Name Certificate(s) in the office(s) required by Chapter 36 of the Texas Business and Commerce Code. Each of the persons signing below as Maker or cosigner represents and warrants that he/she has full requisite power and authority to execute and deliver this Note to Payee on behalf of the party for whom he/she signs and to bind such party to the terms and conditions of this Note and that this Note is enforceable against such party.

     THIS NOTE AND THE OTHER WRITTEN LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Maker has executed this Note effective as of the Date.

ADDRESS OF MAKER; 1645 West Sam Houston Parkway
                  Houston, Texas 77043

THE MAKER: WETMORE & COMPANY



By: /s/ Mark C. Pope                           Date: 10/12/94
   ---------------------------------                 ---------
Printed Name: Mark C. Pope IV
             -----------------------
Title: Vice President
      ------------------------------

(The Payee's signature is provided as its acknowledgment of the above as the final written agreement between the parties.)

THE PAYEE: TEXAS COMMERCE BANK NATIONAL ASSOCIATION



By:          /s/ Joel J. Landis
            ------------------------
Typed Name:      Joel J. Landis
            ------------------------
Title:           Vice President
            ------------------------

                                   EXHIBIT A

                            Compliance Certificate

                               WETMORE & COMPANY

                 FOR THE PERIOD ENDING:______________________

The undersigned officer of WETMORE & COMPANY, does hereby certify that the following covenants and financial tests, as defined in that certain Credit Agreement (the "Agreement") dated September 14, 1994 executed by Wetmore & Company, and delivered to Texas Commerce Bank National Association (the "Bank") are as follows:

                                                                               In Compliance
                                                                                (Please indicate)
1.   Financial Statements and Reports of Borrower:
     --------------------------------------------
     (i)    Annual FYE financial statements and Compliance Certificate
            on or before 120 days after each FYE.                                     Yes     No
     (ii)   Quarterly unaudited financial statements and Compliance Certificate
            within 45 days of each quarter end.                                       Yes     No

2.   Fixed Charge Coverage Ratio of Borrower:
     ---------------------------------------
     Minimum of 1.00 to 1.00 required at all times.
     Actual for the period ending __________:= ______________                         Yes     No

3.   Borrower certifies it is not in default with any other credit agreements
     or credit facilities.                                                            Yes     No

4.   Borrower certifies it is not aware of guarantor's default with any other
     credit agreements or credit facilities.                                          Yes     No


THE ABOVE SUMMARY REPRESENTS ONLY A SMALL PORTION OF THE COVENANTS AND AGREEMENTS CONTAINED IN THE AGREEMENT AND DOES NOT IN ANY WAY RESTRICT OR MODIFY THE TERMS AND CONDITIONS OF THE AGREEMENT. IN CASE OF CONFLICT BETWEEN THIS EXHIBIT AND THE AGREEMENT, THE AGREEMENT SHALL CONTROL.

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that no Default or Event of Default has occurred and is continuing.

Executed this _______________ day of _______________, 19_____.





COMPANY NAME:            WETMORE & COMPANY

SIGNATURE:______________________________________________________________________

NAME:___________________________________________________________________________

TITLE:__________________________________________________________________________

ADDRESS:________________________________________________________________________


                                   EXHIBIT A

                                    ANNEX I

                                LOAN DOCUMENTS

"Loan Documents" includes, but is not limited to, the following:

1.   Agreement

2.   Note

3.   [_]  Assignment covering:

        [_]  Life insurance

        [_]  Deposit account

        [_]  Other (specify)

4.   [X]  Security Agreements, in Proper Form, Covering

        [_]  Accounts and general intangibles

        [X]  Equipment

        [_]  Inventory

        [_]  Securities

        [_]  Secured note

        [_]  Certificate of deposit or deposit account

        [_]  Partnership interest

        [_]  Rights under contract

        [_]  Other (specify)

5. [_] Deed of Trust covering the real property described on Annex IV, attached hereto.

6.   [_]  Title Insurance Policy

7.   [X]  Financing Statements

8.   [X]  Guaranty by: Graphic Industries, Inc. ("Guarantor")

9.   [_]  Other (specify):

10.  [_]  Opinion of Borrowers' Counsel

11.  [X]  Certified Copies of Organizational and Authority Documents

12.  [_]  Insurance policies and certificates

13.  [_]  Subordination Agreement covering:     [_] Debt to:

                                                [_] Lien of:

14.  [X]  Financial Statement of: Borrower and guarantor

15.  [X]  UCC search

16.  [_]  Regulation U statement

                             ANNEX I  Page 1 of 1

                                   ANNEX II

                                 Subsidiaries

Subsidiary Name                             State Where
  and Address           Borrower            Incorporated             % Owned
- ---------------         --------            ------------             -------

                                     NONE


                             ANNEX II  Page 1 of 1

                                   ANNEX III

                              FINANCIAL COVENANTS

Unless otherwise defined herein or within the Agreement, all accounting terms shall have the meaning assigned to them by generally accepted accounting principles.

1.   Fixed Charge Coverage Ratio. Have a ratio of Tax Adjusted Net Income, plus
     ---------------------------
     depreciation, plus amortization, plus interest to cash capital expenditures, plus current maturities of long term debt, plus dividends, plus interest for the 4 fiscal quarters ending on each fiscal quarter end during a period indicated below of at least the corresponding ratio shown below:

     Period                             Minimum Fixed Charge Ratio
     ------                             --------------------------
     At all times                       1.00 to 1.0



The list of financial covenants above does not exhaust the financial concepts which may be important or useful in any analysis of the financial condition of the Borrower.



                                   ANNEX III

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                        SECURITY AGREEMENT - EQUIPMENT



hereinafter called "Debtor," and   TEXAS COMMERCE BANK NATIONAL ASSOCIATION
     2200 ROSS AVENUE    P.O. Box 660197
                              DALLAS, DALLAS COUNTY, TEXAS   75266-0197

                           hereinafter called "Secured Party," agree as follows:

SECTION I. CREATION OF SECURITY INTEREST.
  In order to secure the prompt and unconditional payment of the indebtedness herein referred to and the performance of the obligations, covenants, agreements and undertakings of Debtor herein described, Debtor hereby grants to Secured Party a security interest in all goods, equipment, machinery, furnishings, fixtures, furniture, appliances, accessories, leasehold improvements, chattels and other articles of personal property of whatever nature now owned by Debtor or hereafter acquired, all accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing (hereinafter collectively called "the Collateral") and all proceeds of the Collateral. If, and only if, this box [_] is checked, the Collateral shall be solely that equipment described on the reverse hereof under Collateral Description, together with accessions and appurtenances thereto and proceeds thereof. The inclusion of proceeds does not authorize Debtor to sell, dispose of or otherwise use the Collateral in any manner not authorized herein.

SECTION II. SECURED INDEBTEDNESS.
  This Security Agreement-Equipment (hereinafter called this "Agreement") is made to secure and enforce the payment and performance of all debts, obligations and liabilities of every kind and character of Debtor now or hereafter existing in favor of Secured Party whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Secured Party or to a third party and subsequently acquired by Secured Party and whether such debts, obligations or liabilities are evidenced by note, open account, overdraft, endorsement, surety agreement, guaranty or otherwise, it being contemplated that Debtor may hereafter become indebted to Secured Party in further sum or sums, and all modifications, renewals or extensions of or substitutions for, any of the foregoing. All such indebtedness is hereinafter sometimes called the "secured indebtedness" or the "indebtedness secured hereby."

SECTION III. DEBTOR'S REPRESENTATIONS AND WARRANTIES.
  Debtor represents, warrants and covenants that Debtor's location is the address stated at the beginning of this Agreement; that Debtor is now in a solvent condition; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Debtor; that all information, reports, statements and other data furnished by Debtor to Secured Party prior to, contemporaneously with or subsequent to the execution of this Agreement or in connection with the indebtedness secured hereby are and shall be true, correct and complete and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading; that Debtor is the lawful owner of good and marketable title to the Collateral and has good right and authority to grant a security interest in the Collateral; that the Collateral is free and clear from all security interests and encumbrances except the security interest evidenced hereby; that there is no financing statement covering the Collateral or its proceeds on file in any public office; that the Collateral and the intended use thereof by Debtor comply with all applicable laws, rules and regulations; that the Collateral is free from damage caused by fire or other casualty; that this Agreement constitutes the legal, valid and binding obligation of Debtor enforceable against Debtor in accordance with its terms; that the execution, delivery and performance of this Agreement does not and will not contravene or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to Debtor or result in a breach of or constitute a default (with or without the giving of notice or the lapse of time or both) under any indenture or any loan, credit or other agreement to which Debtor is a party or by which Debtor may be bound or affected; that the execution, delivery and performance of this Agreement does not require the consent or approval of any person, including, without limitation, any regulatory body or governmental authority; and that Debtor will warrant and forever defend the title to the Collateral and its proceeds against the claims and demands of all persons whomsoever claiming or to claim the same or any part thereof.

SECTION IV. COVENANTS.
  4.1. So long as the indebtedness secured hereby or any part thereof remains unpaid, Debtor covenants and agrees with Secured Party as follows:

          (a) Debtor shall make prompt payment, as the same becomes due, of all indebtedness secured hereby in accordance with the terms and provisions of the agreements evidencing such indebtedness.

          (b) If Debtor is a corporation, Debtor will continuously maintain Debtor's corporate existence.

          (c) Debtor will cause the Collateral to be maintained and operated in a good and workmanlike manner and in accordance with all applicable laws and rules, regulations and orders promulgated by all duly constituted authorities. Debtor will not use, or allow the use of, the Collateral in any manner which constitutes a public or private nuisance or which makes void, voidable or cancellable, or increases the premium of, any insurance then in force with respect thereto. Debtor will not do or suffer to be done any act whereby the value of any part of the Collateral may be lessened. Debtor will allow Secured Party or its authorized representative to inspect the Collateral and Debtor's books and records pertaining thereto and Debtor will assist Secured Party or said representative in whatever way necessary to make such inspection. If Debtor receives notice from any federal, state or other governmental entity that the Collateral is not in compliance with any applicable law, rule, regulation or order, Debtor will promptly furnish a copy of such notice to Secured Party.

          (d) Debtor will cause all debts and liabilities of any character, including without limitation all debts and liabilities for labor, material and equipment, incurred in the installation, maintenance and operation of the Collateral to be promptly paid.

          (e) Debtor will cause to be paid prior to delinquency all taxes, charges, liens and assessments heretofore or hereafter leveled or assessed against the Collateral, or any part thereof, or against the Secured Party for or on account of the indebtedness secured hereby or the interest created by this Agreement, and will furnish Secured Party with receipts or other satisfactory evidence showing payment of such taxes and assessments at least ten (10) days prior to the applicable default date therefor.

          (f) Debtor will keep the Collateral in good order, repair and operating condition, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow the Collateral to be misused, abused or wasted, or to deteriorate, except for the ordinary wear and tear of its intended primary use. Debtor will promptly replace all worn-out or obsolete fixtures or personal property covered by this Agreement with fixtures or personal property comparable to the replaced fixtures or personal property when new.

          (g) Debtor will keep the Collateral Insured in an amount equal to the full insurable value thereof against loss or damage by fire, theft, collision and other hazards as may be required by Secured Party by policies of fire, extended coverage and other insurance in such company or companies, in such amounts, upon such terms and provisions, and with such endorsement, all as may be acceptable to Secured Party. Such insurance policies shall also contain a standard mortgagee's endorsement providing for payment of any loss to Secured Party. All policies of insurance shall provide for ten (10) days written minimum cancellation notice to Secured Party. All draft or instruments of any kind evidencing payment under any such insurance policies which come into the possession of Debtor shall be immediately delivered to Secured Party. No such policies shall be payable to any party other than Secured Party and Debtor. Debtor shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party of compliance with the foregoing Insurance provisions. Duplicate originals of all policies, verifications, binders and cover notes covering any of the Collateral shall be delivered to Secured Party upon demand following an Event of Default. Secured Party may act as attorney for Debtor in obtaining, adjusting, settling and cancelling such insurance and endorsing any drafts drawn by insurers of the Collateral. Secured Party may apply any proceeds of such insurance which may be received by it in payment on account of the obligations secured hereby, whether due or not.

          (h) If the Collateral is or is to be wholly or partly affixed to real estate or other goods, a description of the real estate or other goods is listed in the portion below labelled "Collateral Description" and the name of the record owner of such real estate or other goods is following an Event of Default.

        Said real estate is not subject to any construction mortgage. If the Collateral is wholly or partly affixed to real estate or installed in or affixed on other goods, Debtor will, on demand of Secured Party, furnished the latter with a disclaimer or disclaimers, signed by all persons having an interest in the real estate or other goods of any interest in the collateral which is prior to Secured Party's interest. Unless the blank spaces in this paragraph are filled in when this Agreement is executed, the Collateral will not be affixed to any real estate or other goods so as to become fixtures on such real estate or accessions to other goods.

          (i) If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned, or if any legal proceedings are instituted with respect thereto), Debtor will give prompt written notice thereof to Secured Party and, at Debtor's own cost and expense, will diligently endeavor to cure any defect which may be developed or claimed and will take all necessary and proper steps for the defense of such legal proceedings, and Secured Party (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by Debtor and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

          (j) Debtor will, on request of Secured Party, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further security agreements, financing statements and continuation statements) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement and such other Instruments, and to subject to the security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the then Collateral; and (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Secured Party to protect the security interest hereunder against the rights or interests of third persons, and Debtor will pay all costs connected with any of the foregoing.

           (k) Notwithstanding the security interest in proceeds granted herein, Debtor will not sell, lease, exchange, lend, rent, assign, transfer or otherwise dispose of all or any part of the Collateral or any interest therein or permit the title to the Collateral, or any interest therein, to be vested in any other party, in any manner whatsoever, by operation of law or otherwise, without the prior written consent of Secured Party.


           (l) To the extent not prohibited by law, Debtor will pay, or reimburse Secured Party for, all costs and expenses, of every character, incurred or expended from time to time (including, but not limited to, the fees and expenses of counsel for Secured Party) in connection with the negotiation, preparation, execution, filing, recording, refiling and re-recording of this Agreement and all related financing statements and the making, servicing and collection of the indebtedness secured hereby; any and all stamp, mortgage and recording taxes; the costs of any title insurance or lien insurance purchased by Secured Party in connection herewith; all costs of negotiation, preparation, execution and delivery of any and all amendments, modifications, supplements, consents, waivers or other documents or writings relating to the transactions contemplated by this Agreement; and all costs (including attorneys' fees) of reviewing title opinions and security opinions relating to the indebtedness secured hereby. Debtor will reimburse Secured Party for all amounts expended by Secured Party to satisfy any obligation of Debtor under this Agreement or to protect the Collateral. In addition, whether or not a default shall have occurred, Debtor will pay, or reimburse Secured Party for, all costs and expenses, of every character incurred or expended from time to time in connection with the evaluation, monitoring, administration and protection of the Collateral and the exercise by Secured Party of any of its rights and remedies hereunder or at law (including, but not limited to, all appraisal fees, consulting fees, brokerage fees and commissions, insurance premiums, Uniform Commercial Code search fees, fees incident to title searches and reports, investigation costs, escrow fees, attorneys' fees, legal expenses, fees of auditors and accountants, court costs, fees of governmental authorities, auctioneer fees and expenses, and all fees and expenses incurred in connection with the marshalling, guarding, management, operation, removal, maintenance, cleanup, storage, auction and liquidation of the Collateral). Any amount to be paid or reimbursed by Debtor to Secured Party shall be a demand obligation owing by Debtor to Secured Party and, to the extent not prohibited by law, shall bear interest from the date of expenditure by Secured Party until paid at the same rate provided for past-due principal and interest in the principal obligation (the "Past Due Rate"). The principal obligation shall be (1) the not secured hereby; (2) If more than one note is secured hereby, the note with the largest face amount; and (3) if no note is served hereby, the obligation with the largest face amount.

          (m) Debtor shall account fully and faithfully for and, if Secured Party so elects, shall promptly pay or turn over to Secured Party the proceeds in whatever form received from disposition in any manner of any of the Collateral, except as otherwise specifically authorized herein. Debtor shall at all times keep the Collateral and its proceeds separate and distinct from other property of Debtor and shall keep accurate and complete records of the Collateral and its proceeds.

          (n) The Collateral will be used in the business of Debtor and shall remain in Debtor's possession or control at all times at Debtor's risk of loss at Debtor's location as stated herein and at such other places as Debtor may specify in writing to Secured Party.

          (o) Debtor will not change its address, location, name, identity or corporate structure without notifying Secured Party of such change in writing at least thirty (30) days prior to the effective date of such change.

          (p) Debtor shall furnish Secured Party all such information as Secured Party may request with respect to the Collateral.

          (q) If Secured Party should at any time be of the opinion that the Collateral is not sufficient or has declined or may decline in value, or should Secured Party deem payment of Debtor's obligations to be insecure, then Secured Party may call for additional Collateral satisfactory to Secured Party, and Debtor promises to furnish such additional security forthwith. The call for additional security may be oral or by telegram or by United States Postal Service addressed to the address of Debtor shown at the beginning of this Agreement.

  4.2 Debtor agrees that if Debtor fails to perform any act or to take any action which hereunder Debtor is required to perform or take, or to pay any money which hereunder Debtor is required to pay, Secured Party, in Debtor's name or in its own name, may but shall not be obligated to perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Secured Party and any money so paid by Secured Party, shall be a demand obligation owing by Debtor to Secured Party, and Secured Party, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment by which it is bound and which has not been waived. Any amounts due and owing by Debtor to Secured Party pursuant to this Agreement shall bear interest from the date of expenditure until paid at the Past Due Rate and shall be secured by this Agreement and by any other instrument securing the secured indebtedness.

SECTION V. EVENTS OF DEFAULT.
  Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions, herein called an "Event of Default" by which it is bound and which has not been waived.

          (a) Debtor's failure to pay when due any of the secured indebtedness;
        or

          (b) default by Debtor in the punctual performance of any of the obligations, covenants, terms or provisions contained or referred to in this Agreement, in any other instrument securing the secured indebtedness or in any note secured hereby; or

          (c) any warranty, representation or statement contained in this Agreement or made or furnished to Secured Party by or on behalf of Debtor in connection with this Agreement or to induce Secured Party to make a loan to Debtor, shall prove to have been false or misleading in any respect when made or furnished; or

          (d) loss, theft, substantial damage, destruction, sale or encumbrance of or to any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; or

          (e) Debtor's death, dissolution, termination of existence, insolvency or business failure; the failure of Debtor or of any guarantor or surety for Debtor generally to pay its debts as they come due; the appointment of a receiver, trustee, custodian or liquidator of all or any part of the property of Debtor; an assignment for the benefit of creditors of Debtor; the calling of a meeting of creditors of Debtor; or the commencement of any proceeding under any bankruptcy, insolvency or reorganization laws by or against Debtor or any guarantor or surety for Debtor; or

          (f) any statement of the financial condition of Debtor or of any guarantor, comaker, surety or endorser of any liability of Debtor submitted to Secured Party by Debtor or any such guarantor, comaker, surety or endorser shall prove to be false or misleading in any respect; or

          (g) any guarantor, comaker, surety or endorser for Debtor defaults in any obligation or liability by which it is bound and which has not been waived, or

          (h) any adverse material change shall occur in the assets, liabilities, financial condition, business operations, affairs or circumstances of Debtor.

SECTION VI. REMEDIES IN EVENT OF DEFAULT.
  6.1 Upon the occurrence of an Event of Default, and subject to any Applicable Cure Period as defined in the Credit Agreement dated 9/14/94 between Secured Party and Debtor or if Secured Party shall deem payment of Debtor's obligations to be insecure, and at any time thereafter, Secured Party shall have the option of declaring without notice to any person, all indebtedness secured hereby, principal and accrued interest, to be immediately due and payable.

  6.2. Upon the occurrence of an Event of Default, and subject to any Applicable Cure Period as defined in the Credit Agreement dated 9/14/94 between Secured Party and Debtor or if Secured Party shall deem payment of Debtor's obligations to be insecure, and at any time thereafter, Secured Party is authorized to take possession of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from Debtor any and all rights which Debtor has with respect to the management, possession, operation, protection or preservation of the Collateral, including the right to rent the same for the account of Debtor and to deduct from such rents all costs, expenses and liabilities of every character incurred by Secured Party in collecting such rents and in managing, operating, maintaining, protecting or preserving the Collateral, and to apply the remainder of such rents on the indebtedness secured hereby in such manner as Secured Party may elect. All such costs, expenses and liabilities incurred by Secured Party in collecting such rents in managing, operating, maintaining, protecting or preserving such properties, if not paid out of such rents as herein above provided, shall constitute a demand obligation owing by Debtor and shall bear interest from the date of expenditure until paid at the Past Due Rate, all of which shall constitute a portion of the secured indebtedness. If necessary to obtain the possession provided for above, Secured Party may invoke any and all legal remedies to dispossess Debtor, including specifically one or more actions for forcible entry and detained. In connection with any action taken by Secured Party pursuant to this paragraph 6.2., Secured Party shall not be liable for any loss sustained by Debtor resulting from any failure to let the Collateral, or any part thereof, or from other act or omission of Secured Party in managing the Collateral unless such loss is caused by the willful misconduct and bad faith of Secured Party, nor shall Secured Party be obligated to perform or discharge any obligation, duty or liability under any lease agreement covering the Collateral or any part thereof, or under or by reason of this instrument or the exercise of rights or remedies hereunder.

  6.3. Upon the occurrence of an Event of Default, *or if Secured Party shall deem payment of Debtor's obligations to be insecure, and at any time thereafter, Secured Party shall have all the rights of a secured party after default under the Uniform Commercial Code of Texas and in conjunction with, in addition to or in substitution for those rights and remedies provided for herein:

          (a) Secured Party may enter upon Debtor's premises to take possession of, assemble and collect the Collateral or to render it unusable; and

          (b) Secured Party may require Debtor to assemble the Collateral and make it available at a place Secured Party designates which is mutually convenient to allow Secured Party to take possession or dispose of the Collateral; and

          (c) Written notice mailed to Debtor as provided herein ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; and

          (d) It shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

          (e) Prior to application of proceeds of disposition of the Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the attorneys' fees and legal expenses incurred by Secured Party, Debtor to remain liable for any deficiency; and

          (f) The sale by Secured Party of less than the whole of the Collateral shall not exhaust the rights of Secured Party hereunder, and Secured Party is specifically empowered to make successive sale or sales hereunder until the whole of the Collateral shall be sold; and, if the proceeds of such sale of less than the whole of the Collateral shall be less than the aggregate of the indebtedness secured hereby, this Agreement and the security interest created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made; and subject to any Applicable Cure Period as defined in the Credit Agreement dated 9/14/94 between Secured Party and Debtor,

          (g) In the event any sales hereunder is not completed or is defective in the opinion of Secured Party, such sales shall not exhuast the rights of Secured Party hereunder and Secured Party shall have the right to cause a subsequent sale or sales to be made hereunder; and

          (h) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the indebtedness, or as to the occurrence of any default, or as to Secured Party having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

          (i) Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but in the name and on behalf of Secured Party.

  6.4. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and benefiting Secured Party, and the resort to any remedy provided for hereunder or under any such other Instrument or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

  6.5. Secured Party may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Secured Party in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits or security interests evidenced by this Agreement.

  6.6. To the full extent Debtor may do so, Debtor agrees that Debtor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Debtor, for Debtor, Debtor's heirs, devisees, representatives, receivers, trustees, successors and assigns, and for any and all persons ever claiming any interest in the Collateral, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshalling of the assets of Debtor, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

SECTION VII. ADDITIONAL AGREEMENTS.
  7.1. If all of the secured indebtedness be paid as the same becomes due and payable, and if all of the covenants, warranties, undertakings and agreements made in this Agreement are kept and performed, then and in that event only, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and such security interest shall be released by Secured Party in due form at Debtor's cost.

  7.2. Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party may remedy any default without waiving the default remedied. The failure by Secured Party to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Secured Party of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Debtor therefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Debtor in any case shall of itself entitle Debtor to any other or further notice of demand in similar or other circumstances. Acceptance by Secured Party of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder.

  7.3. Secured Party may at any time and from time to time in writing (a) waive compliance by Debtor with any covenant herein made by Debtor to the extent and in the manner specified in such writing; (b) consent to Debtor doing any act which hereunder Debtor is prohibited from doing, or consent to Debtor failing to do any act which hereunder Debtor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Collateral or any interest therein from the security interest of this Agreement; or (d) release any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other instrument now or hereafter securing the payment of the secured indebtedness, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of Secured Party hereunder except to the extent specifically agreed to by Secured Party in such writing.

  7.4. The security interest and other rights of Secured Party hereunder shall not be imparied by an indulgence, moratorium or release granted by Secured Party, including but not limited to (a) any renewal, extension or modification which Secured Party may grant with respect to any secured indebtedness; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant in respect of any item of the Collateral, or any part thereof or any interest therein; or (c) any release or indulgence granted to any endorser, guarantor, comaker or surety of any secured indebtedness.

  7.5. A carbon, photographic or other reproduction of this Agreement or of any financing statement relating to this Agreement shall be sufficient as a financing statement.

  7.6. Debtor will cause all financing statements and continuation statements relating hereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Secured Party shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

  7.7. In the event the ownership of the Collateral or any part thereof becomes vested in a person other than Debtor, Secured Party may, without notice to Debtor, deal with such successor or successors in interest with reference to this Agreement and to the indebtedness secured hereby in the same manner as with Debtor, without in any way vitiating or discharging Debtor's liability hereunder or on the indebtedness secured hereby. No sale of the Collateral, no forbearance on the part of Secured Party and no extension of the time for the payment of the indebtedness secured hereby given by Secured Party shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Debtor hereunder or for the payment of the indebtedness secured hereby or the liability of any other person hereunder or for the payment of the indebtedness secured hereby, except as agreed to in writing by Secured Party.

  7.8. To the extent that proceeds of the note or other evidence of the secured indebtedness are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Collateral, such proceeds have been advanced by Secured Party at Debtor's request and Secured Party shall be subrogated to any and all rights, security interest and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

  7.9. If any part of the secured indebtedness cannot be lawfully secured by this Agreement, or if any part of the Collateral cannot be lawfully subject to the security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Agreement.

  7.10. Secured Party may assign this Agreement so that the assignee shall be entitled to the rights and remedies of Secured Party hereunder and in the event of such assignment, Debtor will assert no claims or defenses it may have against the assignee except those granted in this Agreement.

  7.11. Any notice, request, demand or other communication required or permitted hereunder, or under any note, guaranty, loan or agreement or other instrument securing the payment of the secured indebtedness (unless otherwise expressly provided herein), shall be given in writing by delivering same in person to the intended addressee, or by United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, or by prepaid telegram (provided that such telegram is confirmed by mail in the manner previously described), sent to the intended addressee at the address shown herein, or to such different address as the addressee shall have designated by written notice sent in accordance herewith and actually received by the other party at least ten (10) days in advance of the date upon which such change of address shall be effective.

  7.12. This Agreement shall be binding upon Debtor, and the heirs, devisees, representatives, receivers, trustees, successors and assigns of Debtor, including all successors in interest of Debtor in and to all or any part of the Collateral, and shall inure to the benefit of Secured Party and the successors and assigns of Secured Party. All references in this Agreement to Debtor or Secured Party shall be deemed to include all such successors and assigns.

  7.13. Secured Party in its discretion may, after an event of default, in its name or in the name of Debtor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for, or make any compromise settlement deemed desirable with respect to, any of the Collateral, but Secured Party shall be under no obligation so to do.

  7.14. Whenever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law. A determination that any provision of this Security Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Security Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

  7.15. Secured Party may, by any employee or employees it designates, execute, sign, endorse, transfer or deliver in the name of Debtor, notes, checks, drafts or other instruments for the payment of money and receipts or any other documents necessary to evidence, perfect and realize upon the security interests and obligations of this Agreement.

  7.16. Notwithstanding anything to the contrary contained herein, if any secured indebtedness shall be indebtedness resulting from an extension of credit to a consumer (as such terms are defined or described in 12 C.F.R. 227, Regulation AA of the Federal Reserve Board) hereinafter referred to as "consumer credit obligation" then the collateral securing any such consumer credit obligation shall not extend to any nonpossessory security interest in household goods which is not a purchase money security interest (as defined in said Regulation AA), and no waiver of any notice herein shall be construed under any circumstances to extend to any waiver of notice which is prohibited by Regulation AA.

  7.17. The term "Debtor" as is used in this Agreement shall be construed as singular or plural to correspond with the number of persons executing this Agreement as Debtor. The pronouns used in this Agreement are in the neuter gender but shall be construed as feminine or masculine as occasion may require. "Secured Party" and "Debtor" as used in this Agreement include the heirs, devisees, executors or administrators, successors, representatives, receivers, trustees and assigns of those parties. 7.18. If more than one person executes this Agreement as Debtor, their obligations under this Agreement shall be joint and several.

  7.18. If more than one person executes this Agreement as Debtor, their obligations under this Agreement shall be joint and several.

  7.19. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement. Terms used in this Agreement which are defined in the Texas Uniform Commercial Code are used with the meanings as therein defined.

  7.20. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas and the United States of America.

                            COLLATERAL DESCRIPTION

The Collateral of this Security Agreement is of the following description:



        SECURITY INTEREST IN (1) 1983 HARRIS PRESS AND ALL

        ACCESSIONS AND APPURTENANCES THERETO, (1) IRIS

        COLOR INK PRINTER, SMART JET 4012 SN:597

        HARRIS M-300 6 UNIT PRESS

        DESCRIBED MORE FULLY ON THE ATTACHED EXHIBIT "A"





THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SIGNATURES(S) OF DEBTOR:


/s/ Mark C. Pope                               Date      10/12/94
- ----------------------------------------------     ----------------------
WETMORE & COMPANY

/s/ Mark C. Pope IV     Vice President         Date______________________
- ----------------------------------------------
  By:                   Title:

______________________________________________ Date______________________

______________________________________________ Date______________________

______________________________________________ Date______________________

______________________________________________ Date______________________



SECURED PARTY: TEXAS COMMERCE BANK NATIONAL ASSOCIATION

BY:   /s/ Joel J. Lanbis
   ---------------------------------------------------------------------
TITLE: Vice President
      ------------------------------------------------------------------

Pape 4 of 4

THIS CREDIT AGREEMENT (as amended, modified and supplemented from time to time, this "Agreement") by and between WETMORE & COMPANY (singly, a "Borrower"
            ---------                                                --------
and collectively, the "Borrowers") and TEXAS COMMERCE  BANK NATIONAL
                       ---------
ASSOCIATION (the "Bank") is dated as of September 14, 1994.

1. THE LOANS.
   ---------

ADVANCE CREDIT NOTE 1.1. Subject to the terms and conditions hereof, the
Bank agrees to make loans ("Loan" or "Loans") to any Borrower from time to time
                            ----      -----
before the Termination Date, not to exceed at any one time outstanding for all Borrowers $2,250,000.00 (the "Commitment"), each Borrower having the right to
                              ----------
borrow and repay only. The Bank and the Borrowers agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Note or any Loan. The Loans shall be evidenced by, and shall bear interest and be payable as provided in, the note of the Borrowers of even date herewith (together with any and all renewals, extensions, modifications and replacements thereof and substitutions therefor, the "Note"). The purpose of the Loans is to purchase equipment.
               ----

LOAN DOCUMENTS 1.2 The Loans and all other obligations and indebtedness of the Borrowers to the Bank are entitled to the benefit of the Loan Documents.

PAST DUE AMOUNTS 1.3 Each amount due to the Bank in connection with the Loan Documents shall bear interest from its due date until paid at the Past Due Rate (as defined in the Note).

2. CONDITIONS PRECEDENT.
   --------------------

ALL LOANS 2.1 The obligation of the Bank to make any Loan is subject to satisfaction of the following conditions precedent: (a) the Bank shall have received the following, all of which shall be duly executed and in Proper Form:
(1) a Notice of Requested Borrowing within the time period and containing such information as specified in the Note; and (2) such other documents as the Bank may reasonably require; (b) no Event of Default shall have occurred and be continuing and no Cure Period shall be in effect; and (c) the making of the Loan shall not be prohibited by, or subject the Bank to any penalty or onerous condition under, any Legal Requirement. "Business Day" shall have the same
                                         ------------
meaning as in the Note.

FIRST LOAN 2.2 In addition to the matters described in the preceding section, the obligation, if any, of the Bank to make the first Loan is subject to the receipt by the Bank of all the Loan Documents specified on Annex I, all
                                                                  -------
of which shall be in Proper Form.

3. REPRESENTATIONS AND WARRANTIES.
   ------------------------------

To induce the Bank to enter into this Agreement and to make the Loans, the Borrowers jointly and severally represent and warrant:

ORGANIZATION AND STATUS 3.1 Each Borrower who is not an individual and each Subsidiary of each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all power and authority to conduct its business as presently conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable. No Borrower has any Subsidiary other than those listed on Annex II and each such
                                                       --------
Subsidiary is owned by the Borrower, and in the percentage, set forth on Annex
                                                                         -----
II.
- --

FINANCIAL STATEMENTS 3.2 All financial statements delivered to the Bank are complete and correct and fairly present, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), the financial condition
                                              ----
and the results of operations of each Borrower and each Subsidiary of each Borrower as at the dates and for the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of any Borrower or any Subsidiary of any Borrower since the dates of such financial statements. No Borrower and no Subsidiary of any Borrower is subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.

ENFORCEABILITY 3.3 The Loan Documents are legal, valid and binding obligations of the Parties enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Parties; and do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which the Parties or any of their respective Property may be bound and affected.

COMPLIANCE 3.4 Borrower and each Subsidiary of each Borrower has filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith. Each Borrower and each Subsidiary of each Borrower is in compliance with all applicable Legal Requirements and manages and operates (and will continue to manage and operate) its business in accordance with good industry practices. No Borrower and no Subsidiary of any Borrower is in default in the payment of any other indebtedness or under any agreement to which it is a party. All consents, permissions and registrations of or with any Governmental Authority or other Person required in connection with the execution, delivery and performance of the Loan Documents have been obtained.

LITIGATION 3.5 Except as heretofore disclosed to the Bank in writing, there is no litigation or administrative proceeding pending or, to the knowledge of any Borrower, threatened against, nor any outstanding judgment, order or decree affecting, any Borrower or any Subsidiary of any Borrower before or by any Governmental Authority. No Borrower and no Subsidiary of any Borrower is in default with respect to any judgment, order or decree of any Governmental Authority.

TITLE AND RIGHTS 3.6 Borrower and each Subsidiary of each Borrower has good and marketable title to the Collateral, free and clear of any Lien except for Liens granted by the Loan Documents. Except as otherwise expressly stated in the Loan Documents or permitted by this Agreement, the Liens of the Documents will constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever. Each Borrower and each Subsidiary of each Borrower possesses all permits, licenses, patents, trademarks and copyrights required to conduct its business. All easements, rights-of-way and other rights necessary to the maintenance and operation of the Property of the Borrowers have been obtained and are in full force and effect.

REGULATION U 3.7 None of the proceeds of any Loans will be used for the purpose of purchasing or carrying, directly or indirectly, any margin stock or for any other purpose which would make this credit a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

ENVIRONMENT 3.8 No Borrower and no Subsidiary of any Borrower has generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by it), other than in accordance with applicable Legal Requirements. No Borrower and no Subsidiary of any Borrower has any material contingent liability with respect to non-compliance with environmental or hazardous waste laws or has received any notice that it or any of its Property or operations is not in compliance with, or that any Governmental Authority is investigating its compliance with, any environmental or hazardous waste laws.

                               Page 1 of 5 Pages

Credit Agreement (No Borrowing Base)
Wetmore & Company
September 14, 1994


STATEMENTS BY OTHERS 3.9 All statements made by or on behalf of any Borrower, any Subsidiary of any Borrower or any other of the Parties in connection with any Loan Document shall constitute the joint and several representations and warranties of the Borrowers hereunder.

4. AFFIRMATIVE COVENANTS.
   ---------------------

The Borrowers jointly and severally covenant and agree with the Bank that prior to the termination of this Agreement each Borrower will do, and if necessary cause to be done, and cause its Subsidiaries to do, each and all of the following:

CORPORATE FUNDAMENTALS 4.1 At all times: (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same be contested in good faith and adequate reserves have been established therefor; (b) renew and keep in full force and effect all of its licenses, permits and franchises; (c) do all things necessary to preserve its corporate existence and its qualifications and rights in all jurisdictions where such qualification is necessary or desirable; (d) comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property; and (e) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonable necessary to conduct its business properly and efficiently.

INSURANCE 4.2 Maintain insurance with such reputable insurers, on such of its Property and personnel, in such amounts and against such risks as is customary with similar Persons or as may be reasonably required by the Bank, and furnish the Bank satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the other Loan Documents. The Bank shall be named as a beneficiary of such insurance as its interest may appear and the Borrowers shall provide the Bank with copies of the policies of insurance and a certificate of the insurer that the insurance required by this section may not be canceled, reduced or affected in any manner without 30 days' prior written notice to the Bank.

FINANCIAL INFORMATION 4.3 Furnish to the Bank one copy of each of the following in Proper Form: (i) for Borrower: (a) as soon as available and in any event within 120 days after the end of each fiscal year of Borrower, Borrower's annual financial statements, prepared in conformity with GAAP accompanied by a Compliance Certificate in the form of Exhibit A; (b) as soon as available and
                                      ---------
in any event within 45 days after the end of each fiscal quarter, the financial statements of each Borrower for such period, and for the year to date, prepared in conformity with GAAP accompanied by computations and work papers to establish compliance or non-compliance with the financial covenants set forth in Annex III and accompanied by a Compliance Certificate in the form of Exhibit A; (c) copies of special audits, studies, reports and analysis prepared for the management of any Borrower by outside parties; and (d) promptly after such request is submitted to the appropriate Governmental Authority, any request for waiver of funding standards or extension of amortization periods with respect to any employee benefit plan; (ii) for individual Borrowers or guarantors, no later than 15 days after request therefor by the Bank, and no later than January 31 of each year, the personal financial statement of such Borrower or guarantor, in form and containing such information and detail as is satisfactory to the Bank, and (iii) for all Borrowers or guarantors, such other information relating to the financial condition and affairs of the Borrowers or guarantors and their Subsidiaries as from time to time may be requested by the Bank in its discretion.

MATTERS REQUIRING NOTICE 4.4 Notify the Bank immediately upon acquiring knowledge of: (a) the institution or threatened institution of any lawsuit or administrative proceeding which, if adversely determined, might adversely affect any Borrower; (b) the occurrence of any material adverse change in the assets, liabilities, financial condition, business or affairs of any Borrower,
(c) the occurrence of any Event of Default; of any Default; or (d) any prohibited transaction in connection with any employee benefit plan.

INSPECTION 4.5 Permit the Bank and its affiliates to inspect and photograph its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as the Bank may reasonably desire.

ASSURANCES 4.6 Promptly execute and deliver any and all further agreements, documents, instruments and other writings which may be requested by the Bank to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the agreements set forth in the Loan Documents or intended to be set forth.

CERTAIN CHANGES 4.7 Notify the Bank at least 30 days prior to the date that any of the Parties changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records or the location of any of the Collateral.

5. NEGATIVE COVENANTS.
   ------------------

The Borrowers jointly and severally covenant and agree with the Bank that prior to the termination of this Agreement no Borrower and no Subsidiary of any Borrower will:

FINANCIAL COVENANTS 5.1 Fail to comply with the requirements on Annex III
                                                                ---------
hereto. Unless otherwise provided on Annex III, all such amounts and ratios
                                     ---------
shall be calculated: (a) on the basis of GAAP; and (b) on a consolidated basis, and shall be applicable only to the parent corporation which is a Borrower if there is a Borrower which is a Subsidiary of another Borrower. Compliance with the requirements of Annex III shall be determined as of the dates of the
                    ---------
financial statements to be provided to the Bank, and each Borrower shall deliver schedules reflecting the calculation of such amounts and ratios concurrently with each set of financial statements.

CORPORATE CHANGES 5.2 In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation; (c) sell or dispose of any interest in any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional equity other than to a Borrower; or (d) sell, convey or lease all or any substantial part of its assets, except for sale of assets in the ordinary course of
                    ------
business.

NATURE OF BUSINESS; MANAGEMENT 5.3 Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged, or permit any material change in its management.

AFFILIATE TRANSACTIONS 5.4 Enter into any transaction or agreement with any officer, director of or holder of any outstanding capital stock of any Borrower (or any member of the family of any such Person, or any Person controlling, controlled by or under common control with any Borrower) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources.

SUBSIDIARIES 5.5 Form, create or acquire any Subsidiary.

6. EVENTS OF DEFAULT AND REMEDIES.
   ------------------------------

EVENTS OF DEFAULT 6.1 If any of the following events ("Events of Default")
                                                       -----------------
shall occur, then the Bank may do any or all of the following: (1) declare the Note to be, and thereupon the Note shall forthwith become, immediately due and payable, together with all accrued and unpaid interest thereon and all commitment fees and all other obligations and indebtedness of the Borrowers under the Loan Documents, without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2)

Credit Agreement (No Borrowing Base)
Wetmore & Company
September 14, 1994


without notice to any Borrower, terminate the Commitment and accelerate the Termination Date; (3) set off, in any order, against the indebtedness of the Borrowers under the Loan Documents any debt owing by the Bank to any Borrower, including, but not limited to, any deposit account, which right is hereby granted by each Borrower to the Bank, and (4) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise:

(a) Any Borrower shall fail to pay a principal of or interest on the Note or any other obligation under any Loan Document as and when due;
or

(b) Any Borrower or any Subsidiary of any Borrower or any Guarantor shall fail to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligation or shall fail to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound and which has been waived; or

(c) Any representation or warranty made in connection with any Loan Document shall prove to have been incorrect, false or misleading; or

(d) Default shall occur in the punctual and complete performance of any covenant of any of the Parties contained in any Loan Document; or

(e)  The occurrence of an Event of Default under any Loan Document; or

(f) Final judgment for the payment of money shall be rendered against any Borrower or any Subsidiary of any Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

(g) The sale, encumbrance or abandonment (except as otherwise expressly permitted by this Agreement) of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon; or the loss, theft, substantial damage, or destruction of any material portion of such Property; or

(h) Any order shall be entered in any proceeding against any Borrower or any Subsidiary of any Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or

(i) Any Borrower or any Subsidiary of any Borrower shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, insolvency, dissolution or liquidation of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed or any such proceeding shall be commenced against any Borrower or any Subsidiary of any Borrower and such Borrower or such Subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of any Borrower or any Subsidiary of any Borrower or granting relief to any Borrower or any Subsidiary of any Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days; or any Borrower or any Subsidiary of any Borrower shall fail generally to pay its debts as they become due to suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or

(j) Any Borrower or any Subsidiary of any Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(k) A material adverse change shall occur in the assets, liabilities, financial condition, business or affairs of any Borrower or any Subsidiary of any Borrower, or

(l)  Any change shall occur in the ownership of any Borrower;
provided that, Bank agrees not to exercise the remedies set forth in Section 6.1(1) and (2) above, prior to (the "Cure Period"): five days following an Event of Default due to failure of Borrower to pay any principal of or interest on the Note; and 20 days following either Borrower's failure to comply with the financial covenants set forth on Annex III to this Agreement, or Guarantor's failure to comply with the financial covenants set forth on Exhibit B to the Guaranty.

REMEDIES CUMULATIVE 6.2 No remedy, right or power of the Bank is intended to be exclusive of any other remedy, right or power now or hereafter existing by contract, at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative. Nothing herein shall imply any obligation of any Borrower to maintain any deposit with the Bank.

7. MISCELLANEOUS.
   -------------

NO WAIVER 7.1 No waiver of any Default shall be deemed to be a waiver of any other Default. No failure to exercise or delay in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any Loan Document shall be effective unless the same is in writing and signed by the Person against whom such amendment, modification or waiver is sought to be enforced. No notice to or demand on any Person shall entitle any Person to any other or further notice or demand in similar or other circumstances.

NOTICES 7.2 All notices under the Loan Documents shall be in writing and either delivered against receipt therefor, or mailed by registered or certified mail, return receipt requested, in each case addressed to the address shown on the signature page hereof or to such other address as a party may designate. Except for the notices required by Section 2.1, which shall be given only upon
                                   -----------
actual receipt by the Bank, notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business
Day).

GOVERNING LAW/ARBITRATION 7.3 (a) UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND, AS APPLICABLE, THE UNITED STATES OF AMERICA. To the maximum extent not prohibited by law, any controversy or claim arising out of or relating to the Loan or the Loan Documents or any transaction provided for therein, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan or Loan Documents (either before or after the commencement of judicial proceedings), be settled by mandatory and binding arbitration pursuant to Title 9 of the United States Code and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). If Title 9 of the United States Code is
                              ---
inapplicable to any such claim or controversy for any reason, such arbitration shall be conducted pursuant to the Texas General Arbitration Act and in accordance with the Commercial Arbitration Rules of the AAA. In any such arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted in the city in which the principal office of the Bank is located in Texas, by a single arbitrator, if the amount in controversy is $1 million or less or by a panel of three arbitrators if the amount in controversy is over $1 million. All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

(b) If any party to the Loan or Loan Documents files a proceeding in any court to resolve any such controversy or claim, constitute a waiver of the right of such party or a other party to seek arbitration under the provisions of this Section of that or any other claim or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy or claim be arbitrated in accordance with this Section.

(c) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to the Loan Documents before, during or after any arbitration proceeding to: (i) exercise self-help remedies such as setoff or repossession; (ii) foreclosure (judicially or otherwise) any lien on or security interest in any real or personal property Collateral; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or of Collateral securing any indebtedness, obligation or guaranty referenced in the Loan Documents. Such emergency relief may be in the nature of, but is not limited to: pre-judgment attachments, garnishments, sequestrations, appointments of receivers, or other emergency injunctive relief to preserve the status quo.

Credit Agreement (No Borrowing Base)
Wetmore & Company
September 14, 1994


(d) To the extent arbitration is prohibited by law or in the event of judicial proceedings for whatever reason, each Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan or the Loan Documents brought in the district courts of the county in Texas in which the principal office of the Bank is located, or in the United States District Court for the District of Texas in which the Bank's principal office is located (collectively, the "Courts"), or any claim that any such suit, action or proceeding brought in any
 ------
such court has been brought in an inconvenient forum. Each Borrower hereby irrevocably agrees that any judicial proceeding against the Bank arising out of or in connection with the Loan Documents shall be brought in the Courts. Nothing contained herein, however, shall be construed as a waiver of any Borrower's or the Bank's right to compel arbitration of disputes pursuant to subparagraphs (a) and (b), above.

SURVIVAL; PARTIES BOUND 7.4 All representations, warranties, covenants and agreements made by or on behalf of any Borrower in connection with the Loan Documents shall survive the execution and delivery of the Loan Documents; shall not be affected by any investigation made by any Person, and shall bind each Borrower and the heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and assigns of each Borrower and inure to the benefit of the successors and assigns of the Bank; provided
                                                                    --------
that the undertaking of the Bank hereunder to make the Loans to the Borrowers shall not inure to the benefit of any successor or assign of any Borrower. Except as otherwise provided herein, the term of this Agreement shall be until the final maturity of the Note and the full and final payment of all amounts due under the Loan Documents.

DOCUMENTARY MATTERS 7.5 This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents. The Loan Documents embody the entire agreement between the Borrowers and the Bank and supersede all prior proposals, agreements and understandings. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

EXPENSES 7.6 Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, the Borrowers jointly and severally agree to pay on demand all out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for the Bank) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans. The obligations of the Borrowers under this and the following section shall survive the termination of this Agreement.

INDEMNIFICATION 7.7 The Borrowers jointly and severally agree to indemnify, defend and hold the Bank harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) to which the Bank may become subject arising out of or based upon the Loan Documents or any Loan, including that resulting from the Bank's own negligence, except and
                                                                   ------
to the extent caused by the gross negligence or willful misconduct of the Bank.

NATURE OF OBLIGATIONS 7.8 If more than one Borrower executes this Agreement, all of the representations, warranties, covenants and agreements of the Borrowers shall be joint and several obligations of the Borrowers.

CONSOLIDATION 7.9 If any Borrower has a Subsidiary, all financial statements for such Borrower shall be prepared on both consolidated and consolidating bases and all financial amounts and ratios with respect to such Borrower shall be computed on a consolidated basis.

USURY NOT INTENDED 7.10 It is the intent of each Borrower and of Bank in the execution and performance of this Agreement and any other Loan Document to contract in strict compliance with the usury laws of the State of Texas, the United States of America, and as applicable. Each Borrower and Bank agree that none of the terms and provisions contained in this Agreement or any other Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the maximum nonusurious rate of interest permitted to be charged by applicable Federal or Texas law (whichever shall permit the higher lawful rate) from time to time in effect ("Highest Lawful Rate"). At all times, if any, that Chapter
                    -------------------
One of the Texas Credit Code shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" as defined in that Chapter. The provisions of this paragraph shall control over all other provisions of this Agreement and all other Loan Documents which may be in apparent conflict herewith. In the event Bank shall collect moneys which are deemed to constitute interest in excess of the legal rate, such moneys shall be immediately returned to the payor thereof (or, at the option of Bank, credited against the unpaid principal of the Note) upon such determination.

8. DEFINITIONS.
   -----------

Unless the context otherwise requires, capitalized terms used in Loans Documents have these meanings:

Authority Documents shall mean certificates of authority to transact
- -------------------
business, Certificates of Good Standing, borrowing resolutions (with secretary's certificate), Secretary's Certificates of Incumbency, and other documents which empower and enable Borrowers or its representatives to enter into agreements evidenced by Loan Documents or evidence such authority.

Cash Flow shall mean net income (after interest and tax expense) plus
- ---------
amortization of intangibles and depreciation.

Collateral shall mean all Property, tangible or intangible, real, personal
- ----------
or mixed, now or hereafter subject to the Security Documents, or intended so to be.

Corporation shall mean corporations, partnerships, joint ventures, joint
- -----------
stock associations, business trusts and other business entities.

Current Assets shall mean all cash, customers' accounts and other
- --------------
receivables due within one year from statement date, inventory, deposits, marketable securities, and prepaid expenses to be consumed within one year from statement date.

Current Liabilities shall mean all amounts due or to become due for payment
- -------------------
within twelve (12) months of statement date.

Current Ratio shall mean the ratio of Current Assets to Current Liabilities.
- -------------

Dividends shall mean any distribution of capital to Graphic Industries, Inc.
- ---------
its subsidiaries and associates including but not limited to offsets of intercompany loans.

Government Accounts shall mean receivables owed by the U.S. government or by
- -------------------
the government of any state, county, municipality, or other political subdivision as to which Bank's security interest or ability to obtain direct payment of the proceeds is governed by any federal or state statutory requirements other than those of the Uniform Commercial Code, including, without limitation, the Federal Assignment of Claims Act of 1940, as amended.

Credit Agreement (No Borrowing Base)
Wetmore & Company
September 14, 1994


Governmental Authority shall mean any foreign governmental authority, the
- ----------------------
United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Bank or any Borrower, any Subsidiary of any Borrower or any guarantor of any indebtedness hereunder or their respective Property.

Indebtedness shall mean and include (a) all items which in accordance with
- ------------
GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others; and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed.

Legal Requirement shall mean any law, ordinance, decree, requirement, order,
- -----------------
judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Lien shall mean any mortgage, pledge, charge, encumbrance, security
- ----
interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

Loan Documents shall mean this Agreement, the agreements, documents,
- --------------
instruments and other writings contemplated by this Agreement or listed on Annex I, all other assignments, deeds, guaranties, pledges, instruments,
- -------
certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing, and all amendments, modifications, renewals extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

Organizational Documents shall mean, with respect to a corporation, the
- ------------------------
certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, joint venture, or trust, the agreement or instrument establishing such entity; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Bank.

Parties shall mean all Persons other than the Bank executing any Loan
- -------
Document.

Person shall mean any individual, Corporation, trust, unincorporated
- ------
organization, Governmental Authority or any other form of entity.

Proper Form shall mean in form and substance satisfactory to the Bank.
- -----------

Property shall mean any interest in any kind of property or asset, whether
- --------
real, personal or mixed, tangible or intangible.

Subordinated Debt shall mean any Indebtedness subordinated to Indebtedness
- -----------------
due Bank on terms satisfactory to Bank.

Subsidiary shall mean, as to a particular parent Corporation, any
- ----------
Corporation of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by such parent Corporation or by one or more Persons controlled by, controlling or under common control with such parent Corporation.

Tax Adjusted Net Income shall mean as of any date 60% of Borrowers net
- -----------------------
income as determined in accordance with GAAP.

Termination Date shall mean the earlier of: (a) October 1, 2000 or (b) the
- ----------------
date specified by the Bank pursuant to Section 6.1 hereof.
                                       -----------

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANK AND THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND THE PARTIES.

BORROWER(S):           WETMORE & COMPANY

By:     /s/ MARK C. POPE
   ---------------------------------------------------------------------------
Name:   MARK C. POPE IV
      ------------------------------------------------------------------------
Title:  VICE PRESIDENT
       -----------------------------------------------------------------------
Address:
        ----------------------------------------------------------------------


BANK                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:     /s/  JOEL J. LAMDIS
   ---------------------------------------------------------------------------
Name:   JOEL J. LAMDIS
     -------------------------------------------------------------------------
Title:  VICE PRESIDENT
      ------------------------------------------------------------------------
Address:
        ----------------------------------------------------------------------


EXHIBITS:              ANNEXES:

A   Compliance Certificate    I       Loan Documents
                              II      Subsidiaries
                              III     Financial Covenants